                                                                    EXHIBIT 25.2


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM T-1

              Statement of Eligibility and Qualification under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee

                               ------------------

                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                   94-3160100
                      (I.R.S employer Identification No.)

                             1 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94111
             (Address of principal executive offices and zip code)

                               ------------------

                            SPIEKER PROPERTIES, L.P.
              (Exact name of obligor as specified in its charter)

            CALIFORNIA                                        94-3188774
  (State or other jurisdiction of                          (I.R.S. employer
  Incorporation or organization)                          Identification No.)

          2180 SAND HILL ROAD
         MENLO PARK, CALIFORNIA                                  94025
(Address of principal executives offices)                     (Zip code)

                               ------------------

                                DEBT SECURITIES
                      (Title of the indenture securities)

                                    GENERAL

1. GENERAL INFORMATION Furnish the following information as to the trustee.

        (a) Name and address of each examining or supervising authority to which it is subject.

                Comptroller of the Currency
                Washington D.C.

        (b)     Whether it is authorized to excise corporate trust powers.

                Yes

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

        None

        See Note following Item 16.

        Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification.

        1. Articles of Association of First Trust of California, National Association dated June 5, 1992. Incorporated herein by reference to Exhibit 1 filed with Form T-1 statement, Registration No. 33-50826.

        2. Certificate of Comptroller of Currency as to authority of First Trust of California, National Association to commence the business of banking. Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-50826.

        3. Authorization of the Comptroller of Currency granting First Trust of California, National Association, the right to exercise corporate trust powers. Incorporated herein by reference to
                Exhibit 3 filed with Form T-1 Statement, Registration No. 33-50826.

        4. By-Laws of First Trust of California, National Association, dated June 15, 1992. Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33-50826, as amended by the resolution dated January 12, 1993, attached hereto.

        5.      Not applicable.

        6. Consent of First Trust of California, National Association, required by Section 321(b) of the Act.

        7. Report of Condition of First Trust of California, National Association, as of the close of business on June 30, 1997 published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the trustee by the obligor. While the trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust of California, National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized and attested, all in the City of San Francisco and State of California on the 15th day of September, 1997.

                                        FIRST TRUST OF CALIFORNIA,
                                        NATIONAL ASSOCIATION



                                        /s/  JENNIFER HOLDER
                                        --------------------------------
                                        Jennifer Holder
                                        Vice President



/s/  JOSEPHINE LIBUNAO
--------------------------------
Josephine Libunao
Assistant Secretary

                                                                       EXHIBIT 4

                                   RESOLUTION
                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION
                                BYLAWS AMENDMENT

As amended by the board of directors of First Trust of California, National Association (the "Association"), a national banking association, at a meeting held at the principal offices of the Association, at 101 California Street, Suite 1150, San Francisco, California, on the 12th day of January, 1993, at 11:15 am.

WHEREAS, The Association has received written approval from its regulator, the Office of the Comptroller of the Currency ("OCC"), to appoint to its Trust Audit Committee directors which are active officers and/or directly manage the fiduciary activities of the Association, and

WHEREAS, the Bylaws of the Association have provided that the Trust Audit Committee be composed of directors which are not active officers and/or employees, and such Bylaws therefore require amendment to permit the Association's Committee membership to be comprised of individuals who are active officers and/or employees.

RESOLVED, That Section 3.2 of the Bylaws of First Trust of California, National Association be amended to read as follows:

        Section 3.2. AUDIT COMMITTEE. The board shall appoint an Audit Committee which shall consist of at least two Directors. If legally permissible, the Board may determine to name itself as the Audit Committee. The Audit Committee shall direct and review audits of the Association's fiduciary activities.

        The members of the Audit Committee shall be appointed each year and shall continue to act until their successors are named. The Audit Committee shall have power to adopt its own rules and procedures and to do those things which in the judgement of such Committee are necessary or helpful with respect to the exercise of its functions or the satisfaction of its responsibilities.

                                                                       EXHIBIT 6

                                    CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 15, 1997



                                        FIRST TRUST OF CALIFORNIA,
                                        NATIONAL ASSOCIATION



                                        /s/ JENNIFER HOLDER
                                        --------------------------------------
                                        Jennifer Holder
                                        Vice President

                                                                      Exhibit 7

            Consolidated Report of Condition for Insured Commercial
                State-Chartered Savings Banks for June 30, 1997

                          Schedule RC - Balance Sheet

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                                                    Schedule RC - Balance Sheet
                                                                                                                    C200 <-
                                                                                                Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):                        RCON
    a. Noninterest-bearing balances and currency and coin(1) ...................................... 0081 .....  45,444  1.a
    b. Interest-bearing balances(2) ............................................................... 0071 .....       0  1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A) ................................. 1754 .....       0  2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ............................... 1773 .....   5,066  2.b
 3. Federal funds sold and securities purchased under agreements to resell ........................ 1350 .....       0  3.
 4. Loans and lease financing receivables:                                     RCON
    a. Loans and leases, net of unearned income (from Schedule RC-C) ......... 2122 ...... 0 .................          4.a
    b. LESS: Allowance for loan and lease losses ............................. 3123 ...... 0 .................          4.b
    c. LESS: Allocated transfer risk reserve ................................. 3128 ...... 0 .................          4.c
       Loans and leases, net of unearned income, allowance, and reserve
       (item 4.a minus 4.b and 4.c) ............................................................... 2125 .....       0  4.d
 5. Trading assets ................................................................................ 3565 .....       0  5.
 6. Premises and fixed assets (including capitalized leases) ...................................... 2145 .....     764  6.
 7. Other real estate owned (from Schedule RC-M) .................................................. 2150 .....       0  7.
 8. Investments in unconsolidated subsidiaries and
      associated companies (from Schedule RC-M) ................................................... 2130 .....       0  8.
 9. Customers' liability to this bank of acceptances outstanding .................................. 2155 .....       0  9.
10. Intangible assets (from Schedule RC-M) ........................................................ 2163 .....  77,663  10.
11. Other assets (from Schedule RC-F) ............................................................. 2160 .....   7,300  11.
12. Total assets (sum of items 1 through 11) ...................................................... 2170 ..... 136,237  12.


-------------------
1) Includes cash items in process of collection and unposted debits.
2) Includes time certificates of deposit not held for trading.


                                                                                           Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                                                               RCON
    a. In domestic offices (sum of totals of                                                ----
       columns A and C from Schedule RC-E ................................................. 2200           0    13.a
                                                                   RCON
                                                                   ----
       (1) Noninterest-bearing (1) ............................... 6631                0                        13.a.1
       (2) Interest-bearing ...................................... 6636                0                        13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs ......................
       (1) Noninterest-bearing ............................................................
       (2) Interest-bearing ...............................................................
14. Federal funds purchased and securities sold under agreements to repurchase ............ 2800            0   14.
15. a. Demand notes issued to the U.S. Treasury ........................................... 2840            0   15.a
    b. Trading liabilities ................................................................ 3548            0   15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less ...................................... 2332           59   16.a
    b. With a remaining maturity of more than one year through three years ................ A547            0   16.b
    c. With a remaining maturity of more than three years ................................. A548            0   16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding .............................. 2920            0   18.
19. Subordinated notes and debentures (2) ................................................. 3200            0   19.
20. Other liabilities (from Schedule RC-G)................................................. 2930        8,583   20.
21. Total liabilities (sum of items 13 through 20) ........................................ 8948        8,642   21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ......................................... 3838            0   23.
24. Common stock .......................................................................... 3230        1,000   24.
25. Surplus (exclude all surplus related to preferred stock) .............................. 3839      126,260   25.
26. a. Undivided profits and capital reserves ............................................. 3632          334   26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities ............. 3434            1   26.b
27. Cumulative foreign currency translation adjustments ...................................
28. Total equity capital (sum of items 23 through 27) ..................................... 3210      127,595   28.
29. Total liabilities and equity capital (sum of items 21 and 28) ......................... 3300      136,237   29.

MEMORANDUM

To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent
    external auditors as of any date during 1996 .......................................... 6724          N/A   M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work



-----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited life preferred stock and related surplus.